EXHIBIT 4.1

ALLIANCE GAMING CORPORATION
AMENDED AND RESTATED
2001 LONG TERM INCENTIVE PLAN

The 2001 Long Term Incentive Plan was originally established by the Board of Directors (the “Board”) of Alliance Gaming Corporation (the “Company”) and was approved by shareholders of the Company on December 11, 2001.  The Board amended and restated the Plan (as defined below) in its entirety effective as of June 30, 2004.  The Plan will continue in effect until terminated by the Board in accordance with the terms of the Plan.

1.                                      Purpose of the Plan

The Alliance Gaming Corporation Amended and Restated 2001 Long-Term Incentive Plan (the “Plan”) is intended to encourage stock ownership by directors, employees and designated paid consultants of the Company and its subsidiaries (collectively, the “Subsidiaries” and individually, a “Subsidiary”), in order to increase their proprietary interest in the success of the Company and to encourage them to remain in the employ of the Company or a Subsidiary.

Options granted under the Plan may be either Incentive Stock Options or Nonstatutory Stock Options; the term “option” when used hereinafter refers to either Incentive Stock Options or Nonstatutory Stock Options, or both.  Restricted stock and restricted stock units awarded under the Plan are subject to restrictions as determined in each specific case by the Board or by a duly appointed committee of the Board (the “Committee”).  Stock Appreciation Rights may be granted under the Plan.  The term “Award” when used hereinafter collectively refers to options, Stock Appreciation Rights, restricted stock and restricted stock units awarded under the Plan.

2.                                      Administration

Administration of the Plan.  The Plan is administered by the Board or, if the Board so determines, by the Committee, provided that except as otherwise provided below, in the case of Awards to directors or officers subject to Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), the Committee has exclusive responsibility for and authority to administer the Plan unless the Board expressly determines otherwise.  The membership of the Committee consists of not less than two members of the Board and will be constituted, if possible, to permit the Plan to comply with Rule 16b-3 promulgated under the Exchange Act or any successor rule (“Rule 16b-3”) and with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  Duly authorized actions of the Committee constitute actions of the Board for the purposes of the Plan and its administration.  The Board or the Committee, as applicable, has authority in its sole discretion:

to determine the time or times at which, and the directors, employees and consultants to whom options, Stock Appreciation Rights, restricted stock and restricted stock units are awarded under the Plan;

to determine the base price of any Stock Appreciation Right, the Incentive Stock Option Price or the Nonstatutory Stock Option Price (both as defined below) of, and the number of shares of Stock (as defined below) to be covered by, Stock Appreciation Rights and options granted under the Plan;

to determine the number of shares of Stock to be covered by awards of restricted stock and restricted stock units under the Plan;

to determine the time or times at which each option and/or Stock Appreciation Right granted under the Plan may be exercised, including whether the option or Stock Appreciation Right may be exercised in whole or in installments;

to establish the terms of the restrictions applicable to any restricted stock and/or restricted stock units awarded, and to determine the time or times at which restrictions lapse;

to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it; and

to make all other determinations which the Board or Committee, as applicable, deem necessary or advisable for the administration of the Plan.

Reserved Authority of the Board.  The Committee has all the powers and duties set forth above, as well as any additional powers and duties that the Board may delegate to it; provided, however, that the Board expressly retains the right (i) to determine whether the shares of Stock reserved for issuance upon the exercise of options or restricted stock units or as restricted stock awarded under the Plan shall be issued shares or unissued shares, (ii) to appoint the members of the Committee, and (iii) to terminate or amend the Plan.  The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee, and may discharge the Committee.

3.                                      Common Stock Subject to the Plan

Limitation on Number of Shares.  The number of shares which may at any time be made subject to options or Stock Appreciation Rights, or which may be issued upon the exercise of options or Stock Appreciation Rights granted under the Plan or made subject to grants of restricted stock or restricted stock units, is limited to an aggregate of 7,500,000 shares of the common stock, $.10 par value, of the Company (the “Stock”).  The shares reserved for issuance pursuant to the Plan may consist either of authorized but previously unissued shares of Stock, or of issued shares of Stock which have been reacquired by the Company, as determined from time to time by the Board.  If any option or Stock Appreciation Right granted under the Plan expires, terminates or is canceled for any reason without having been exercised in full, or any restricted stock or restricted stock unit Award is forfeited for any reason, the shares of Stock allocable to the unexercised portion of the option or Stock Appreciation Right or to the forfeited portion of the restricted stock or restricted stock unit Award may again be made subject to an option or Award under the Plan.

Adjustments of Number of Shares.  In the event of a change in the common stock of the Company that is limited to a change in the designation thereof to “Capital Stock” or other similar designation, or to a change in the par value thereof, or from par value to no par value, without increase or decrease in the number of issued shares, the shares resulting from any such change are deemed to be the common stock for purposes of the Plan.

4.                                      Eligibility

Awards may be granted under the Plan to paid consultants, directors and employees of the Company or a Subsidiary designated by the Board or the Committee, provided that Incentive Stock Options may be awarded only to regular full-time employees of the Company or a Subsidiary (including employees who serve as officers or directors).  As used in the Plan, “paid consultant” means a natural person who is an independent contractor retained to perform continuing and substantial services for the

Company or any subsidiary, and designated as a paid consultant by the Board or the Committee, except that no individual shall be designated a “paid consultant” for purposes of this Plan if such individual is engaged in promoting or maintaining a market in the securities of the Company, or in any other capacity that would result in the Form S-8 registration statement being ineffective as to any Awards made to such individual.  Any person granted an Award under the Plan (a “Grantee”) remains eligible to receive one or more additional grants thereafter, notwithstanding that options or Stock Appreciation Rights previously granted to such person remain unexercised in whole or in part, or that the applicable restrictions on any restricted stock or restricted stock units issued to such person have not lapsed.

5.                                      Stock Options

In General.  The Plan authorizes the Board or the Committee to grant options that qualify as incentive stock options pursuant to Section 422 of the Code (“Incentive Stock Options”), or options that do not so qualify (“Nonstatutory Stock Options”).  Each option granted under the Plan is evidenced by a written and executed option agreement which will specify whether the option granted therein is an Incentive Stock Option or a Nonstatutory Stock Option.

Incentive Stock Options.  Each stock option agreement covering an Incentive Stock Option granted under the Plan and any amendment thereof, other than an amendment to convert an Incentive Stock Option into a Nonstatutory Stock Option, will conform to the following provisions and may contain other terms and provisions consistent with the requirements of the Plan as the Board or the Committee deem appropriate:

Option Price.  The purchase price of each of the shares of Stock subject to an Incentive Stock Option (the “Incentive Stock Option Price”) will be a stated price which is not less than the fair market value of such share of Stock, determined in accordance with Section 10 below, or the par value of such share if greater, as of the date such Incentive Stock Option is granted; provided, however, that if an employee, at the time an Incentive Stock Option is granted to him or her, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or of the parent corporation (as defined in Section 424(e) of the Code), if any, of the Company or of any of the Subsidiaries (or, under Section 424(d) of the Code, is deemed to own stock representing more than 10% of the total combined voting power of all such classes of stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor, or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), then the Incentive Stock Option Price of each share of Stock subject to such Incentive Stock Option will be at least 110% of the fair market value of such share of Stock, as determined in accordance with Section 10 below.

Term.  Incentive Stock Options granted under the Plan will be exercisable for the periods determined by the Board or the Committee at the time of grant of each Incentive Stock Option, but in no event is an Incentive Stock Option exercisable after the expiration of ten years from the date of grant; provided, however, that an Incentive Stock Option granted to any employee as to whom the Incentive Stock Option Price of each share of Stock subject thereto is required to be 110% of the fair market value of the share of Stock pursuant to the preceding paragraph will not be exercisable after the expiration of five years from the date of grant.  Each Incentive Stock Option granted under the Plan is also subject to earlier termination as provided in the Plan.

Exercise.  Generally under the Plan, Incentive Stock Options may be exercised in whole or in installments, to the extent, and at the time or times during the terms thereof, as determined by the Board or the Committee at the time of grant of each option.

Incentive Stock Options granted under the Plan are exercisable only by delivery to the Company of written notice of exercise, which states the number of shares with respect to which such Incentive Stock Option is exercised, the date of grant of the Incentive Stock Option, the aggregate purchase price for the shares with respect to which the Incentive Stock Option is exercised and the effective date of such exercise, which date may not be earlier than the date the notice is received by the Company nor later than the date upon which the Incentive Stock Option expires.  The written notice of exercise must be sent together with the full Incentive Stock Option Price of the shares purchased, which may be paid in cash or in shares of any class of issued and outstanding stock of the Company held for more than six months by the option holder, whether preferred or common, or partly in cash and partly in such shares of stock.  If any portion of the Incentive Stock Option Price is paid in shares of stock of the Company, the shares will be valued at their fair market value, as determined in accordance with Section 10 below, as of the effective date of exercise of the Incentive Stock Option.  The delivery of shares of stock upon exercise of an Incentive Stock Option shall be subject to such restrictions as the Board or the Committee may determine to be appropriate, including, without limitation, a requirement that such shares be held by an agent designated by the Company until sold or otherwise disposed of by the option holder, to assure that the Company is advised of any disposition of such shares by the option holder within two years of the date of grant of the Incentive Stock Option or within one year after the date of exercise of the Incentive Stock Option.

In general, an Incentive Stock Option granted under the Plan remains outstanding and is exercisable only so long as the person to whom the Incentive Stock Option was granted remains an officer or employee of the Company, the parent corporation, if any, of the Company, or any of the Subsidiaries.  All Incentive Stock Options granted under the Plan are nontransferable, except by will or the laws of descent and distribution, and are exercisable during the lifetime of the person to whom granted only by such person (or his duly appointed, qualified, and acting personal representative).

No Incentive Stock Option may be exercised as to fewer than 100 shares of Stock at any one time without the consent of the Board or the Committee, unless the number of shares to be purchased upon the exercise is the total number of shares at the time available for purchase under the Incentive Stock Option.

The Board or the Committee may also permit Grantees (either on a selective or group basis) to simultaneously exercise options and sell the shares of the Stock thereby acquired, pursuant to a “cashless exercise” arrangement or program, selected by and approved of in all respects in advance by the Board or the Committee.  Payment instruments shall be received by the Company subject to collection.  The proceeds received by the Company upon exercise of any option may be used by the Company for general corporate purposes.  Any portion of an option that is exercised may not be exercised again.

Nonstatutory Stock Options.  Each stock option agreement covering a Nonstatutory Stock Option granted under the Plan and any amendment thereof will conform to the following provisions and may contain other terms and provisions consistent with the requirements of the Plan as the Board or the Committee deem appropriate:

Option Price.  The purchase price of each of the shares of Stock subject to a Nonstatutory Stock Option (the “Nonstatutory Stock Option Price”) will be a fixed price determined by the Board or the Committee at the time of grant, which will not be less than the greater of the par value of such share, or one hundred percent (100%) of the fair market value of such share, determined in accordance with Section 10 below, on the date of the grant of the Nonstatutory Stock Option.

Term.  Nonstatutory Stock Options granted under the Plan are exercisable for a period of ten years unless otherwise determined by the Board or the Committee at the time of grant.  Each Nonstatutory Stock Option granted under the Plan will also be subject to earlier termination as provided in the Plan.

Exercise.  Generally, under the Plan, Nonstatutory Stock Options may be exercised in whole or in installments to the extent, and at the time or times during the terms thereof, as determined by the Board or the Committee at the time of grant of each option.

Nonstatutory Stock Options granted under the Plan are exercisable only by delivery to the Company of written notice of exercise, which states the number of shares with respect to which such Nonstatutory Stock Option is exercised, the date of grant of the Nonstatutory Stock Option, the aggregate purchase price for the shares with respect to which the Nonstatutory Stock Option is exercised and the effective date of such exercise, which date may not be earlier than the date the notice is received by the Company nor later than the date upon which the Nonstatutory Stock Option expires.  The written notice of exercise must be sent together with the full Nonstatutory Stock Option Price of the shares purchased, which may be paid in cash or in shares of any class of issued and outstanding stock of the Company held for more than six months by the option holder, whether preferred or common, or partly in cash and partly in such shares of stock.  If any portion of the Nonstatutory Stock Option Price is paid in shares of stock of the Company, the shares will be valued at their fair market value, as determined in accordance with Section 10 below, as of the effective date of exercise of the Nonstatutory Stock Option.

In general, a Nonstatutory Stock Option granted under the Plan remains outstanding and is exercisable only so long as the person to whom the Nonstatutory Stock Option was granted remains either a director, employee or paid consultant of the Company, the parent corporation, if any, of the Company, or any of the Subsidiaries.  A person is deemed to be a paid consultant only so long as he or she continues to perform and be compensated for substantial services for the Company, the parent corporation, if any, of the Company, or a Subsidiary, as to which the determination of the Board or the Committee, as applicable, will be binding and conclusive.  Unless the Board or Committee determines otherwise, all Nonstatutory Stock Options granted under the Plan will be nontransferable, except by will or the laws of descent and distribution.

No Nonstatutory Stock Option may be exercised as to fewer than 100 shares at any one time without the consent of the Board or the Committee, unless the number of shares to be purchased upon the exercise is the total number of shares at the time available for purchase under the Nonstatutory Stock Option.

The Board or the Committee may also permit Grantees (either on a selective or group basis) to simultaneously exercise options and sell the shares of the Stock thereby acquired, pursuant to a “cashless exercise” arrangement or program, selected by and approved of in all respects in advance by the Board or the Committee.  Payment instruments shall be received by the Company subject to collection.  The proceeds received by the Company upon exercise of any option may be used by the Company for general corporate purposes.  Any portion of an option that is exercised may not be exercised again.

The exercise or Option Price of any outstanding Incentive Stock Option or Nonstatutory Stock Option may not be adjusted or amended by the Board or Committee (other than in accordance with Section 12 below), whether by amendment, cancellation, replacement grants, or any other means.  As used herein, “replacement grants” means any grant of Incentive Stock Options, Nonstatutory Stock Options or Stock Appreciation Rights reasonably related to any prior or potential cancellation of any outstanding options or stock appreciation rights for new options or new stock appreciation rights in tandem with previously granted options or stock appreciation rights that will operate to cancel the previously granted options or stock appreciation rights upon exercise of the new options or new stock appreciation rights.

6.                                      Restrictions Applicable to Restricted Stock

The Board or the Committee may place any restrictions it deems appropriate on any shares of restricted stock awarded under the Plan to an employee, director or paid consultant; provided, however, that shares of restricted stock awarded under the Plan are subject to certain restrictions including the following:

Vesting.  In general, shares of Stock awarded to directors, employees or paid consultants will vest (a) in full with respect to all Stock underlying the Award of restricted stock at the expiration of a period of not less than three years from the date of grant of the Award, or (b) proportionately in equal installments of the Stock underlying the Award of restricted stock over a period of not less than three years from the date of grant of the Award, as the Board or the Committee determines, and, in each such case, based upon continued service during any such period by the recipient as a director, employee or paid consultant of the Company or any of its Subsidiaries.  Any shares of Stock remaining subject to forfeiture in accordance with the related vesting schedule are hereinafter referred to as “Unvested Shares.” Subject to Sections 11 and 12 below, neither the Board nor the Committee have the authority to otherwise accelerate the vesting of an Award of restricted stock.

Delivery to Escrow.  Unless the Board or the Committee determines otherwise, upon issuance of a certificate evidencing such shares the recipient will be required to deliver the certificate, endorsed in blank or with a duly executed stock power attached, to the Secretary of the Company, or such other person or entity as the Board or the Committee may designate, to be held until any vesting restrictions applicable thereto have lapsed or any Unvested Shares have been forfeited.

Legend.  Unless the Board or the Committee determines otherwise, each certificate evidencing Unvested Shares issued under the Plan will bear a legend to the effect that such shares are subject to potential forfeiture and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of an agreement between the issuer and the registered owner.

7.                                      Restricted Stock Units

The Committee may at any time and from time to time grant restricted stock units under the Plan in such amounts as it determines.  Each restricted stock unit shall entitle the Grantee to receive from the Company at the end of the vesting period applicable to such unit one share of Stock, unless the Grantee elects in a timely fashion prior to the end of the vesting period to defer the receipt of the shares of Stock subject to the Award of restricted stock units.  Each grant of restricted stock units shall be evidenced by an Award Agreement which shall specify the applicable restrictions on such units including the following:

Vesting.  In general, restricted stock units awarded to directors, employees or paid consultants will vest (a) in full with respect to all Stock underlying the Award of restricted stock units at the expiration of a period of not less than three years from the date of grant of the Award, or (b) proportionately in equal installments of the Stock underlying the Award of restricted stock units over a period of not less than three years from the date of grant of the Award, as the Board or the Committee determines, and, in each such case, based upon continued service during any such period by the recipient as a director, employee or paid consultant of the Company or any of its Subsidiaries.  Any shares of Stock remaining subject to forfeiture in accordance with the related vesting schedule are hereinafter referred to as “Unvested Shares.”  Subject to Sections 11 and 12 below, neither the Board nor the Committee have the authority to otherwise accelerate the vesting of an Award of restricted stock units.

8.                                      Stock Appreciation Rights

The grant of Stock Appreciation Rights under the Plan is subject to the following terms and conditions and any additional terms and conditions, not inconsistent with the express terms and provisions of the Plan, as the Board or the Committee sets forth in the relevant Award agreement:

Stock Appreciation Rights.  A Stock Appreciation Right is an Award granted with respect to a specified number of shares of Stock entitling the Grantee to receive an amount equal to the excess of (a) the fair market value of a share of Stock on the date of exercise over (b) the fair market value of a share of Stock on the date of grant of the Stock Appreciation Right (the “Base Price”) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right has been exercised.  Fair market value is determined in accordance with Section 10 below.

Grant.  A Stock Appreciation Right may be granted in addition to any other Award under the Plan or in tandem with or independent of any Nonstatutory Stock Option or Incentive Stock Option.

Date of Exercisability.  Unless otherwise provided in the Grantee’s Award agreement in respect of any Stock Appreciation Right, a Stock Appreciation Right may be exercised by the Grantee, in accordance with and subject to all of the procedures established by the Board or the Committee, in whole or in part at any time and from time to time during its specified term.  Notwithstanding the preceding sentence, in no event is a Stock Appreciation Right exercisable prior to the exercisability of any Non-Qualified Stock Option or Incentive Stock Option with which it is granted in tandem.  The Board or the Committee may also provide, as set forth in the relevant Award agreement, that some Stock Appreciation Rights will be automatically exercised on one or more dates specified by the Board or the Committee.

Form of Payment.  Upon exercise of a Stock Appreciation Right, payment may be made in cash, in restricted stock or in shares of unrestricted Stock, or in any combination thereof, as the Board or the Committee, in its sole discretion, determines and provides in the relevant Award agreement.

Tandem Grant.  The right of the Grantee to exercise a tandem Stock Appreciation Right terminates to the extent the Grantee exercises the Non-Qualified Stock Option or the Incentive Stock Option to which the Stock Appreciation Right is related.

The Base Price of any outstanding Stock Appreciation Right may not be adjusted or amended by the Board or the Committee (other than in accordance with Section 12 below), whether by amendment, cancellation, replacement grants, or any other means.

9.                                      Rights of Grantees

Options.  No holder of an option or Stock Appreciation Right will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such option or Stock Appreciation Right unless and until his or her option or Stock Appreciation Right has been exercised pursuant to the terms thereof, the Company has issued and delivered to the holder of the option or Stock Appreciation Right the shares of Stock as to which the holder has exercised his or her option or Stock Appreciation Right, and the holder’s name has been entered as a stockholder of record on the books of the Company.  Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

Restricted Stock.  Each recipient of a restricted stock award is deemed to be the registered owner of any Unvested Shares subject to such award, notwithstanding that such shares may be subject to restrictions and possible forfeiture under the terms of the agreement pursuant to which they were received.  Unless and until all or a portion of the Unvested Shares are forfeited in accordance with the terms of such agreement, the recipient thereof will have full voting rights with respect to such shares as well as the right to receive any and all distributions thereon.

Restricted Stock Units.  No holder of a restricted stock unit will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to such restricted stock unit unless and until the Company has issued and delivered to the holder of the restricted stock unit the shares of Stock as to which the Award of restricted stock units has vested, and the holder’s name has been entered as a stockholder of record on the books of the Company.  Thereupon, such person shall have full voting and other ownership rights with respect to such shares of Stock.

10.                               Determination of Fair Market Value

For the purposes of the Plan, the fair market value of a share of stock of the Company is determined as follows:

(a)                                  if on the date as of which a determination is made the class of stock being valued is admitted to trading on a national securities exchange or exchanges, including without limitation the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), for which actual sale prices are regularly reported, or actual sales prices are otherwise regularly published for such stock, the fair market value of a share of the stock is deemed to be equal to the closing sale price reported for the stock on the date as of which the determination is made (or the next preceding trading date if the date of determination is not a trading date); or

(b)                                 if on the date as of which a determination is made no such closing sales prices are reported, but quotations for the class of stock being valued are regularly listed on the Nasdaq or another comparable system, the fair market value of a share of the stock is deemed to be equal to the mean of the average of the closing bid and asked prices for the stock quoted on such system on the date as of which the determination is made (or the next preceding trading date if the date of determination is not a trading date); or

(c)                                  if no such quotations or actual sales prices are available, the fair market value of a share of the stock will be deemed to be the average of the closing bid and asked prices furnished by a professional securities dealer making a market in such shares, as selected by the Board, for the trading date as of which the determination is made (or the next preceding trading date if the date of determination is not a trading date).

Notwithstanding (a) - (c) above, the Board or the Committee may determine the fair market value of a share of stock of the Company on the basis of such factors as it deems appropriate if it determines in good faith that the approach specified above does not properly reflect the fair market value of such stock.

11.                               Retirement, Termination of Employment or Death of Holders of Options, Stock Appreciation Rights and Restricted Stock

Retirement or Disability.  If a Grantee retires from employment with the Company or any of its Subsidiaries as a result of normal retirement (that is, termination of employment by the Grantee after he or she attains age sixty-five (65)), or terminates employment with the Company after becoming “permanently disabled” (as defined in the Gaming and Technology, Inc.  Profit Sharing 401(k) Plan as in effect on the date of adoption of the Plan by the Board), any restrictions then applicable to his or her Award will lapse and it will thereafter be exercisable (in the case of options and Stock Appreciation

Rights) or vested and transferable (in the case of restricted stock and restricted stock units) in whole or in part, by the person to whom granted (or his or her duly appointed, qualified, and acting personal representative) in the manner set forth in Sections 5, 6, 7 and 8 above, at any time within the remaining term of the Award, unless otherwise determined by the Board or the Committee at the time of grant.

Other Termination of Service or Employment.  Except as determined by the Board or the Committee at the time of grant, or as otherwise provided herein or in a Grantee’s employment agreement, (a) if a person to whom restricted stock has been awarded under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, any Unvested Shares of restricted stock held by the person are forfeited as of the last date he or she was either a director, employee or paid consultant of the Company or a Subsidiary, (b) if a person to whom restricted stock units have been awarded under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, the unvested portion, if any, of such restricted stock units held by the person are forfeited as of the last date he or she was either a director, employee or paid consultant of the Company or a Subsidiary, and (c) if a person to whom an option or Stock Appreciation Right has been granted under the Plan ceases to be either a director, employee or paid consultant of the Company or a Subsidiary, such option or Stock Appreciation Right will continue to be exercisable or transferable to the same extent that it was exercisable on the last day on which he or she was either a director, employee or paid consultant for a period of 60 days thereafter, whereupon such option or Stock Appreciation Right will terminate and not be exercisable thereafter; provided, however, that in the event of termination of employment, termination of service as a paid consultant, or removal from office as a director for Cause (as defined below), any such option or Stock Appreciation Right will terminate ten days after such termination of employment, service or removal from office rather than 60 days thereafter.  Notwithstanding the immediately preceding sentence, the term during which an option or Stock Appreciation Right may be exercised shall not in any event extend beyond the remaining term of such Award as specified in connection with the grant thereof.  No Award made under the Plan will be affected by any change of duties or position of the person to whom the Award was made or by any temporary leave of absence granted to the person by the Company or any of its Subsidiaries.  For purposes of the Plan, “Cause” means (i) the Grantee being convicted of a felony, (ii) the Grantee willfully committing an act of embezzlement or malfeasance which is intended to materially enrich himself or herself at the expense of the Company or any of its Subsidiaries or is otherwise intended to materially harm the Company, or (iii) the Grantee being rejected for an applicable license or approval by a gaming regulatory authority having jurisdiction over the Company as a result of an explicit finding of lack of suitability solely as a result of the Grantee’s commission of a crime or an act of embezzlement or malfeasance.

Death.  Unless otherwise determined by the Board or the Committee at the time of grant, (a) if a person to whom an option or Stock Appreciation Right has been granted under the Plan dies prior to the expiration of the term of the option or Stock Appreciation Right, the option or Stock Appreciation Right is exercisable by the estate of the Grantee, or by a person who acquired the right to exercise such option or Stock Appreciation Right by bequest or inheritance from the Grantee, at any time within two years after the death of the person and prior to the date upon which such option or Stock Appreciation Right expires as specified in connection with the grant thereof, to the extent and in the manner exercisable by the Grantee at the date of his or her death; (b) if a person to whom restricted stock has been awarded under the Plan dies prior to the lapse of all restrictions applicable to such restricted stock, any Unvested Shares held by such person on the date of his or her death will be forfeited; and (c) if a person to whom restricted stock units have been awarded under the Plan dies prior to the lapse of all restrictions applicable to such restricted stock units, the unvested portion of such restricted stock units held by the person on the date of his or her death will be forfeited.

Termination with Board Approval.  If a Grantee ceases to be either a director, employee or paid consultant of the Company or a Subsidiary for any reason other than removal for Cause, and the Board or the Committee expressly determines that such termination of service or employment is in the best interests of the Company, then an option or Stock Appreciation Right awarded to the Grantee under the Plan will be exercisable by the Grantee or by the estate of the Grantee, by a person who acquired the right to exercise such option or Stock Appreciation Right by bequest or inheritance from the Grantee or otherwise, for an additional period following termination of service or employment as determined by the Board or the Committee but in no event later than the date upon which such option or Stock Appreciation Right would have expired absent such termination of service or employment.  Any such extended option or Stock Appreciation Right will be exercisable only to the extent and in the manner exercisable by the Grantee at the time of such termination of service or employment.

Incentive Stock Options.  Notwithstanding anything herein to the contrary or the provisions of any employment agreement, no Incentive Stock Option shall be exercisable after the date that is (a) in the case of the Grantee’s termination of employment for any reason other than death or disability, three months following such termination of employment, or (b) in the case of the Grantee’s termination of employment due to death or Total and Permanent Disability (as defined in Code section 22(e)(3)), twelve months following such termination of employment.

12.                               Adjustments

Changes in Capitalization.  In the event of any change in the number of shares of the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, or similar event, the Board or the Committee will adjust proportionally (a) the number and kind of shares subject to the Plan, (b) the number and kind of shares then subject to unexercised options and Stock Appreciation Rights and outstanding Awards of restricted stock and restricted stock units and (c) the per share Incentive Stock Option Price, Nonstatutory Stock Option Price or Base Price (as the case may be) of unexercised options and Stock Appreciation Rights.  Any such adjustment will be made without a change in the aggregate purchase price or aggregate Base Price of the shares of the Stock subject to the unexercised portion of any option or Stock Appreciation Right.

Merger Event.  In the event of any merger, spin-off, split-off or other similar consolidation, reorganization or change affecting any class of stock of the Company (a “Merger Event”) subject to Awards made under the Plan, or any distribution (other than normal cash dividends) to holders of the stock, fair and equitable adjustment will be made in good faith by the Board or the Committee, including (without limitation) adjustments to avoid fractional shares, in respect of (a) all unexercised options or Stock Appreciation Rights and (b) all then outstanding Awards of restricted stock or restricted stock units to give proper effect to such event and preserve the value, rights and benefits of such options, Stock Appreciation Rights, restricted stock or restricted stock units; provided, however, that the Board or the Committee may, in the case of any Merger Event pursuant to which the Company is not the surviving corporation and pursuant to which the former holders of the Stock do not hold, directly or indirectly, more than a majority of the voting securities of the resulting entity immediately after the Merger Event or in connection with any acquisition by any person of more than fifty percent (50%) of the outstanding shares of the Stock, provide that each option or Stock Appreciation Right holder will receive a cash payment (in exchange for and in cancellation of such option or Stock Appreciation Right) equal to the difference (if greater than zero) between the value of the per share consideration received by the holders of the Stock in the Merger Event or the acquisition and the purchase price or Base Price of such option or Stock Appreciation Right, multiplied by the number of shares of the Stock underlying such option or Stock Appreciation Right (and if the difference is equal to or less than zero, the Committee may provide that each such holder will receive no payment, nor any other compensation, in exchange for and in cancellation of any such option or Stock Appreciation Right).  In addition, in the event of any Merger Event pursuant to which all of the outstanding Stock held by the shareholders of the Company is exchanged for any lawful consideration, all unvested and unexercisable options or Stock Appreciation Rights outstanding on the date on which shareholder approval of the Merger Event is obtained will become 100% vested and exercisable, and all restrictions then applicable to Awards of restricted stock and restricted stock units outstanding on the date on which shareholder approval of the Merger Event is obtained will lapse and such Awards will thereafter be fully vested and transferable.

13.                               Maximum Awards

The following maximum annual and other amounts are subject to adjustment under Section 12 above and are subject to the Plan maximum under Section 3 above.  Each individual Grantee may not receive in any fiscal year Awards of options and/or Stock Appreciation Rights exceeding 600,000 underlying shares of Stock.  No more than 600,000 shares of Stock may be granted as Awards of restricted stock or restricted stock units.  Notwithstanding the foregoing, to the extent that the aggregate fair market value of stock (determined at the time of grant of the option) for which Incentive Stock Options first become exercisable by a Grantee during a calendar year (under all option plans of the Company) exceeds $100,000, such Options shall be treated as Options that are not Incentive Stock Options.

14.                               Manner of Grant

Nothing contained in the Plan or in any resolution adopted by the Board or any committee thereof or by the stockholders of the Company with respect to the Plan, except as provided in the Plan, will constitute the granting of an Award under the Plan.  The granting of an Award under the Plan is deemed to occur only upon the date on which the Board or the Committee approves the grant of the Award.  Each Award granted under the Plan shall be evidenced by a written agreement, in the form determined by the Board or the Committee, signed by a representative of the Board or the Committee and the recipient thereof.

15.                               Compliance with Laws and Regulations

The obligation of the Company to sell and deliver any shares of Stock under the Plan is subject to all applicable laws, rules and regulations, and the obtaining of all approvals by governmental agencies deemed necessary or appropriate by the Board or the Committee.  In general, the Board or the Committee may make such changes in the Plan and include such terms in any Award agreement as may be necessary or appropriate, in the opinion of counsel to the Company, to comply with the rules and regulations of any governmental authority, or to obtain for employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and the regulations thereunder.

16.                               Tax Withholding

The Company or Subsidiary for which services are performed by a director, employee or paid consultant granted an Award under the Plan has the right to deduct or otherwise effect a withholding of any tax (including, without limitation, any FICA (employment) tax required to be withheld under Chapter 21 of the Code, any income tax required to be withheld under Chapter 24 of the Code, and any similar tax imposed under state, local, or foreign law) required by federal, state, local or foreign laws to be withheld or otherwise deducted and paid with respect to the grant, vesting or exercise of any Award or the sale of stock acquired upon the exercise of an Incentive Stock Option; or, in lieu of such withholding, to require that the Grantee or person holding such Award pay to the Company or such Subsidiary in cash (or, at the sole discretion of the Board or the Committee, in the form of shares of Stock) the amount of any taxes required to be withheld or otherwise deducted and paid by the Company or its Subsidiary in connection with the grant, vesting or exercise of any Award or the sale of shares acquired upon the exercise of an Incentive Stock Option.  The Company may condition any delivery of stock certificates or other evidence of ownership of shares of Stock on payment of the tax amounts referred to in this Section 16.

17.                               Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval has any impact on existing qualified or nonqualified retirement, bonus or option plans of the Company or creates any limitations on the power of the Board to adopt any other incentive arrangements that it may deem desirable, including, without limitation, the granting of stock options, stock appreciation rights, restricted stock or restricted stock units otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

18.                               Amendment

The Board at any time, and from time to time, may amend the Plan, subject to any required regulatory approval and subject to the limitation that, except as provided above in Section 12, no amendment is effective unless approved within 12 months after the date of the adoption of such amendment by the affirmative vote of the holders of a majority of the shares of the Company’s Voting Stock present in person or represented by proxy at a duly held meeting at which a quorum is present (or by such greater vote as may be required by applicable law, regulation or provision of the certificate of incorporation or bylaws of the Company) if the amendment would, but for such approval, prevent the issuance of Incentive Stock Options under the Plan or cause the Plan to no longer comply with the requirements of Section 162(m) of the Code.

Except as provided in Section 12 above, rights and obligations under any Awards granted before amendment of the Plan may not be altered or impaired by amendment of the Plan in any manner having a significant adverse effect on a Grantee, except with the consent of the Grantee thereof.

19.                               Termination or Suspension

The Board at any time may suspend or terminate the Plan.  The Plan, unless sooner terminated, will terminate on the 10th anniversary of its adoption by the Board or its approval by the stockholders of the Company, whichever is earlier, but such termination will not affect any Award theretofore granted.  No Award may be granted under the Plan while the Plan is suspended or after it is terminated.  In general, no rights or obligations under any Award granted while the Plan is in effect will be altered or impaired by suspension or termination of the Plan, except with the consent of the person to whom the Award was granted.  Any Award granted under the Plan may be terminated by agreement between the holder thereof and the Company and, in lieu of the terminated Award, a new Award may be granted.

20.                               Miscellaneous

Nothing contained in the Plan (or in any written Award agreement) obligates the Company or any Subsidiary to continue for any period to elect any individual as a director or to employ an employee or consultant to whom an Award has been granted, or interfere with the right of the Company or any Subsidiary to vary the terms of the person’s service or employment or reduce the person’s compensation.

21.                               Exculpation and Indemnification

To the fullest extent permitted by applicable law and regulation, the Company will indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs, and expenses incurred by them as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities, and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct, or criminal acts of such persons.

22.                               Governing Law

The Plan and all actions taken thereunder are governed by and construed in accordance with the laws of the State of Nevada, without reference to the principles of conflict of laws thereof.

23.                               Unfunded Plan

The Plan is unfunded and the Company is not required to segregate any assets in connection with any Awards under the Plan.  Any liability of the Company to any person with respect to any Award under the Plan or any Award agreement is based solely upon the contractual obligations that may be created as a result of the Plan or any such Award or agreement.  No such obligation of the Company will be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Company or any Subsidiary.  Nothing contained in the Plan or any Award agreement will be construed as creating in respect of any Grantee (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company, any Subsidiary and/or any such Grantee, any beneficiary thereof or any other person.

PLAN COMMITTEE

Information with respect to the administration of the Plan by the Committee is set forth above in Section 2.  Members of the Board will act in the capacity as managers of the Plan and not as trustees thereof.  Additional information about the Committee may be obtained by calling the office of the Secretary of the Company at (702) 270-7600, or by writing the Company’s Secretary at Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, Nevada 89119-3605.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain federal income tax consequences applicable to the Plan.  The summary does not reflect any provisions of the income tax laws of any state, local or foreign taxing jurisdiction.  Because the tax consequences of events and transactions under the Plan depend upon various factors, including a Grantee’s own tax status, each person who receives a grant or award under the Plan should consult his or her own tax advisor with respect thereto.

Stock Options and Stock Appreciation Rights

1.                                      Incentive Stock Options

Upon the grant of an Incentive Stock Option, a Grantee will not recognize any income.  No income will be recognized by a Grantee upon the exercise of an Incentive Stock Option if the requirements of the Plan and the Code are met, including, without limitation, the requirement that the Grantee remain an employee of the Company (or a Subsidiary) during the period beginning on the date of the grant of the option and ending on the day three months (one year if the Grantee becomes disabled) before the date the option is exercised.

The federal income tax consequences of a subsequent disposition of shares of Common Stock acquired upon the exercise of an Incentive Stock Option will depend upon when the disposition occurs and the type of disposition.

If such shares are disposed of by the Grantee more than two years after the date of grant of the Incentive Stock Option, and more than one year after such shares are transferred to the Grantee, gain or loss realized upon such disposition will, in general, be characterized as long-term capital gain or loss, and the Company (or the Subsidiary) will not be entitled to any income tax deduction in respect of the option or its exercise.

If such shares are disposed of by the Grantee within two years after the date of grant of the Incentive Stock Option, or within one year after such shares are transferred to the Grantee (a “disqualifying disposition”) and the disqualifying disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized to the Grantee, the excess, if any, of the amount realized (up to the fair market value of such shares on the exercise date) over the option price will be compensation taxable to the Grantee as ordinary income in the year of disposition, and the Company (or the Subsidiary) may be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under “Additional Information,” and other applicable Code provisions) equal to the amount of ordinary income recognized by the Grantee.  If the amount realized by the Grantee upon such disqualifying disposition exceeds the fair market value of such shares on the exercise date, the excess will, in general, be characterized as capital gain.  If the option price exceeds the amount realized upon such disqualifying disposition, the difference will, in general, be characterized as a capital loss.

If the disqualifying disposition is not a sale or exchange with respect to which a loss, if sustained, would be recognized (for example, a gift or a sale to a related person), the excess, if any, of the fair market value of such shares on the exercise date over the option price will be compensation taxable as ordinary income, and the Company (or the Subsidiary) may be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under “Additional Information,” and other applicable Code provisions) equal to the amount of ordinary income recognized by the Grantee.

If a Grantee has not remained an employee of the Company (or a Subsidiary) during the period beginning on the date of the grant of an Incentive Stock Option and ending on the day three months (one year if the Grantee becomes disabled) before the date the option is exercised, the exercise of such option will be treated as the exercise of a Nonstatutory Stock Option with the tax consequences described below.

2.                                      Nonstatutory Stock Options

Upon the grant of a Nonstatutory Stock Option, a Grantee will not recognize any income.  At the time a Nonstatutory Stock Option is exercised, the Grantee will recognize compensation taxable as ordinary income, and the Company (or the Subsidiary) may be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under “Additional Information,” and other applicable Code provisions), in an amount equal to the difference between the fair market value on the exercise date of the shares of Common Stock acquired pursuant to such exercise and the option price.  Upon a subsequent disposition of such shares, the Grantee will, in general, realize long-term or short-term capital gain or loss, depending upon the holding period of such shares.  For purposes of determining the amount of such gain or loss, the Grantee’s initial tax basis in such shares will be the sum of the option price and the amount of ordinary income recognized upon exercise.

3.                                      Effect of Share for Share Exercise

If a Grantee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired upon the exercise of a Nonstatutory Stock Option, the Grantee will not recognize any gain or loss on such tendered shares.  The number of shares of Common Stock received by the Grantee upon any such exercise that are equal in number to the number of tendered shares would retain the tax basis of the tendered shares and the holding period for the shares received would include the holding period of the tendered shares.  The Grantee will recognize compensation taxable as ordinary income, and the Company (or the Subsidiary) may be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under “Additional Information,” and other applicable Code provisions), in an amount equal to the fair market value of the number of shares received by the Grantee upon such exercise that is in excess of the number of tendered shares, less any cash paid by the Grantee.  The fair market value of such excess number of shares would then become the tax basis for those shares and the holding period of such shares will begin on the day after the date of purchase of the shares pursuant to the exercise of the Nonstatutory Stock Option.  If the tendered shares were previously acquired upon the exercise of an Incentive Stock Option, a published ruling of the Internal Revenue Service indicates that the shares of Common Stock received by the Grantee upon the exercise of the Nonstatutory Stock Option that are equal in number to the number of tendered shares will be treated as shares of Common Stock acquired upon the exercise of such Incentive Stock Option.

Except as discussed in the following paragraph, if a Grantee elects to tender shares of Common Stock in partial or full payment of the option price for shares to be acquired upon the exercise of an Incentive Stock Option, the Grantee will not recognize any gain or loss on such tendered shares.  No income will be recognized by the Grantee in respect of the shares received by the Grantee upon the exercise of the Incentive Stock Option if, as previously stated, the requirements of the Plan and the Code are met.  The Internal Revenue Service has not yet issued final regulations with respect to the determination of the basis and the holding period of the shares acquired upon such an exercise.

Regulations proposed by the Internal Revenue Service provide that for all shares of Common Stock acquired upon such an exercise, the requisite two year and one year holding periods for stock acquired upon exercise of an Incentive Stock Option (described above) must be satisfied, regardless of the holding period applicable to the tendered shares.  However, the tax basis (and holding period for all other federal income tax purposes) of the tendered shares will carry over to the same number of shares acquired upon the exercise.  The number of shares acquired which is in excess of the number of tendered shares will have a tax basis of zero and a holding period that begins as of the date such shares are transferred.  Any subsequent disqualifying disposition will be deemed first to have been a disposition of the shares with a tax basis of zero and then to have been a disposition of the shares with a carry-over tax basis.  For purposes of determining the amount of compensation taxable to the Grantee upon a subsequent disqualifying disposition, the option price of the shares with a tax basis of zero will be deemed to be zero, and the option price of the shares with a carry-over basis will be deemed to be the fair market value of the shares on the exercise date.

If a Grantee elects to tender shares of Common Stock that were previously acquired upon the exercise of an Incentive Stock Option in partial or full payment of the option price for shares to be acquired upon the exercise of another Incentive Stock Option, and such exercise occurs within two years of the date of grant of such Incentive Stock Option, or within one year after such tendered shares were transferred to the Grantee, the tender of such shares will be a taxable disqualifying disposition with the tax consequences described above regarding the disposition within two years of the date of grant of an Incentive Stock Option, or within one year after shares were acquired upon the exercise of Incentive Stock Options.  The shares of Common Stock acquired upon such exercise will be treated as shares of Common Stock acquired upon the exercise of an Incentive Stock Option and the holding period of such shares for all purposes will begin on the day after the date of purchase of the shares pursuant to the exercise of the Incentive Stock Option.

4.                                      Stock Appreciation Rights

Upon the grant of a Stock Appreciation Right, a Grantee will not recognize any income.  At the time a Stock Appreciation Right is exercised, a Grantee will recognize compensation taxable as ordinary income, and the Company (or the Subsidiary) may be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under “Additional Information,” and other applicable Code provisions), in an amount equal to any cash received (before applicable withholding) plus the fair market value on the exercise date of any shares of Common Stock received.  The Grantee’s tax basis in any such shares received upon the exercise of a Stock Appreciation Right will be the fair market value of such shares on the exercise date.

5.                                      Restricted Stock

A Grantee will not recognize any income upon an Award of restricted stock unless an election under Section 83(b) of the Code is made by the Grantee with respect to such Award.  If the Grantee has not made an election under Section 83(b) of the Code in respect of any shares of restricted stock, any dividend equivalents or dividends received by the Grantee with respect to shares of restricted stock prior to the date the Grantee recognizes income with respect to such award (as described below) must be treated by the Grantee as compensation taxable as ordinary income, and the Company (or the Subsidiary) may be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under “Additional Information,” and other applicable Code provisions), in an amount equal to the amount of ordinary income recognized by the Grantee.  After the terms and conditions applicable to shares of restricted stock are satisfied, or if the Grantee has made an election under Section 83(b) of the Code in respect of any shares of restricted stock, any dividends received by the Grantee in respect of such shares will be treated as a dividend taxable as ordinary income, and the Company (or the Subsidiary) will not be entitled to a deduction in respect of any such dividend payment.

At the time the terms and conditions applicable to a share of restricted stock are satisfied, or at the time the Award is made if a Section 83(b) election is made by the Grantee with respect to such Award, a Grantee will recognize compensation taxable as ordinary income, and the Company (or the Subsidiary) may be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under “Additional Information,” and other applicable Code provisions), in an amount equal to the then fair market value of the shares of unrestricted Common Stock received by the Grantee.  The Grantee’s tax basis for any such shares of Common Stock will be the fair market value of such shares on the date such terms and conditions are satisfied or, if a Section 83(b) election is made with respect to such Award, the fair market value of such shares on the date of the Award.

5.                                      Restricted Stock Units

A Grantee will not recognize any income upon an Award of restricted stock units.  At the time the terms and conditions applicable to the Award of restricted stock units are satisfied, or, if later, the time the shares subject to the Award of restricted stock units are issued to the Grantee, a Grantee will recognize compensation taxable as ordinary income, and the Company (or the Subsidiary) may be entitled to a deduction (subject to the provisions of Section 162(m) of the Code discussed below under “Additional Information,” and other applicable Code provisions), in an amount equal to the then fair market value of the shares of unrestricted Common Stock received by the Grantee.  The Grantee’s tax basis for any such shares of Common Stock will be the fair market value of such shares on the date such terms and conditions are satisfied or, if later, the date the shares subject to the Award of restricted stock units are issued to the Grantee.

Additional Information

Section 55 of the Code imposes an alternative minimum tax if a taxpayer’s “tentative minimum tax” exceeds his or her regular tax for the taxable year in question.  The “tentative minimum tax” is computed by reference to a person’s “alternative minimum taxable income.” A person’s alternative minimum taxable income consists of his or her regular taxable income (with certain adjustments described in Sections 56 and 58 of the Code) increased by the tax preference items described in Section 57 of the Code.

Upon the exercise of an Incentive Stock Option, one of the adjustments described in Section 56 of the Code is to include in a person’s alternative minimum taxable income for any year an amount equal to the amount of income the person would have recognized if the option had not been an Incentive Stock Option, with such inclusion occurring in the year in which such income would have been recognized.  As a result, unless the shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of (in a sale or exchange with respect to which a loss (if sustained) would be recognized) in the same year in which the above-described adjustment to the Grantee’s alternative minimum taxable income is made, a Grantee may incur alternative minimum tax as a result of the exercise of an Incentive Stock Option under the Plan.

If a Grantee incurs alternative minimum tax attributable to certain items of tax preference or certain adjustments (including the adjustment described above resulting from the exercise of an Incentive Stock Option), the Grantee will, in general, receive a credit for such tax against the Grantee’s regular income tax liability (but not any alternative minimum tax liability) in future years.  In addition, the basis of shares acquired as a result of the exercise of an Incentive Stock Option, for purposes of the alternative minimum tax, will include the amount of the adjustment described above resulting from the exercise of the Incentive Stock Option.

A Grantee’s compensation income with respect to an Award under the Plan will be subject to withholding for federal income tax and FICA (employment) tax purposes.  If a Grantee, to the extent permitted by the terms of an Award and the Plan, uses shares of Common Stock to satisfy the federal income and FICA tax withholding obligation and any similar withholding obligation for state, local or foreign tax obligations, the Grantee will realize, in general, a capital gain or loss, short-term or long-term, depending on the tax basis and holding period for such shares of common stock.

Certain compensation payments or other benefits received under the Plan or otherwise by a “disqualified individual” (as defined in Section 280G(c) of the Code), generally in connection with a change in the ownership or control of the Company or in the ownership of a substantial portion of its assets, may cause or result in “excess parachute payments” (as defined in Section 280G(b)(1) of the Code).  Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such a “disqualified individual” and any such “excess parachute payments” will not be deductible by the Company (or any Subsidiary).

Under Section 162(m) of the Code, the amount of compensation paid to the chief executive officer and the four other most highly paid executive officers of the Company for which a deduction may be claimed by the Company (including Subsidiaries) for a taxable year is limited to $1,000,000 per person, except that certain compensation, including compensation which is based solely on the achievement of one or more performance goals will be excluded for purposes of calculating the amount of compensation subject to this $1,000,000 limitation, if the applicable requirements of Section 162(m) are satisfied.  The ability of the Company to claim a deduction for compensation paid to any other executive officer or employee of the Company (including Subsidiaries) is not affected by this provision.

The Company has structured and intends to administer the Plan in a manner such that it is anticipated that any compensation for which the Company may claim a deduction in connection with the exercise of Nonstatutory Stock Options and related Stock Appreciation Rights and the non-qualifying disposition by a Grantee of shares acquired upon exercise of Incentive Stock Options will be excluded from compensation, under the performance-related exclusion in Section 162(m) of the Code, in determining whether the limitation on deductions for compensation imposed by Section 162(m) is applicable.

Employee Retirement Income Security Act of 1974

The Plan is not regarded as an “employee benefit plan” under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and, therefore, is not subject to the provisions of ERISA.